UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2005
Date of Report (Date of earliest event reported)

PHAGE GENOMICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2215 Lucerne Circle
Henderson, NV	89104
(Address of principal executive offices)	(Zip Code)

(702) 451-4981
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Clarkdale Slag Project

Phage Genomics, Inc. (“Phage” or the “Company”) has entered into an assignment agreement with Nanominerals Corp., a Nevada Corporation (“NMC”) dated for reference June 1, 2005 (the “Assignment Agreement”), pursuant to which NMC assigned all of its interest in a joint venture agreement (the “JV Agreement”) dated May 20, 2005 between NMC and Verde River Iron Company, LLC, a Nevada limited liability company (“Verde”). The JV Agreement was entered into for the purpose of funding the processing and extraction of minerals from a copper smelter slag located on a parcel of land consisting of approximately 200 acres in Clarkdale, Arizona (the “Clarkdale Slag Project”).

Pursuant to the terms of the Assignment Agreement, in consideration of the assignment of NMC’s rights in the Clarkdale Slag Project to the Company, the Company agreed to:

(i)	Repay NMC $690,000 in respect of certain payments made by NMC towards the acquisition of the Clarkdale Slag Project made pursuant to the terms of the JV Agreement;

(ii)	Assign NMC a five percent net smelter return royalty payable from Phage’s share of production from the Clarkdale Slag Project;

(iii)	Appoint sufficient nominees of NMC to Phage’s board of directors to constitute a majority of the board following execution of the Assignment Agreement;

(iv)
Issue to NMC or its designate, 6,000,000 warrants to purchase shares of the common stock of Phage exercisable for a term of 10 years from the date of the Assignment Agreement at an exercise price of $0.75 per share.

(v)
Provide confirmation to NMC, on or before June 25, 2005, that Phage has received funds of $2,000,000 pursuant to Phage’s private placement offering of its securities to accredited investors in the U.S. and to accredited investors outside of the U.S.

Under the terms of the JV Agreement, NMC and Verde agreed to form a jointly owned limited liability operating company (“OPCO”) to pursue a four phase work program for the purpose of processing up to 2/3 or 20,000,000 tons minimum of slag from a copper smelter slag pile located at the Clarkdale Slag Project site, to extract valuable minerals and byproducts from the slag for commercial resale. Pursuant to the terms of the JV Agreement, the parties agreed, among other things, to the following:

(i)
NMC agreed to contribute $530,000 to Verde on execution of the JV Agreement (the “Initial Payment”) for use by Verde for payment of certain expenses including expenses relating to the four phase work program for the Clarkdale Slag Project.

(ii)
NMC agreed to fund all expenditures for Phase I of the work program and upon completion of Phase I, NMC agreed to fund OPCO by depositing $3,000,000 into OPCO’s account within 14 days of the completion of Phase I. At the time NMC makes the $3,000,000 payment, Verde agreed to transfer all right to process the Clarkdale Slag Project slag pile to OPCO and grant a license to use the project site for the project.

(iii)	NMC agreed after completion of a bankable feasibility study in Phase II to contribute $27,000,000 (“Project Funding Payment”) to OPCO within 90 days of receipt of the study.

(iv)	Verde is not required to contribute any funds for project expenses.

(v)
In the event of termination by either party, provided that Phase II has been completed, Verde agreed to assign 10% of its net operating profits from the project until NMC receives an amount equal to two times the amount of its total investment in the project.

(vi)
NMC agreed that a principal of Verde, will be paid an amount of $10,000,000 from the Project Funding Payment, the Initial Payment and net cash flow of the project before any money is distributed to NMC and Verde.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Assignment Agreement and JV Agreement, which are included as exhibit 10.1 hereto and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

 (c)     Exhibits

Exhibit
Number	Description of Exhibit

10.1	Assignment Agreement dated for reference June 1, 2005 between Phage Genomics, Inc. and Nanominerals Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAGE GENOMICS, INC.

Date: June 15, 2005
	By:	/s/ K. Ian Matheson

K. IAN MATHESON
President and Chief Executive Officer